                                                                  EXHIBIT 4.2(b)


                                (Face of Note)



                                                              CUSIP:  532195JAA2

                  10 3/4% Senior Subordinated Notes due 2009

No.:_______________________                          $

                    Healthtrust, Inc.--The Hospital Company

promises to pay to ____________________________________________________________

or registered assigns,

the principal sum of __________________________________________________________

Dollars on May 15, 2009.

Interest Payment Dates: May 15 and November 15, commencing November 15, 1999.

Record Dates: May 1 and November 1.

                                                Dated: ________________________

                                                HEALTHTRUST, INC.--THE HOSPITAL
                                                COMPANY


                                                By: ___________________________
                                                    Name:
                                                    Title:

This is one of the
Notes referred to in the
within-mentioned Indenture:

CITIBANK N.A.,
as Trustee
By: ________________________________
         Authorized Signatory

                                (Back of Note)

                  10 3/4% Senior Subordinated Notes due 2009

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

               Obligor.  Healthtrust, Inc.--The Hospital Company, a Delaware
               -------
corporation ("Healthtrust"), is the initial obligor under this Note. Upon the execution and delivery of the First Supplemental Indenture by the parties thereto, LifePoint Hospitals, Inc., a Delaware corporation ("LifePoint"), will become the obligor under this Note. Upon the America Group assets being validly transferred to LifePoint, the execution and delivery of the First Supplemental Indenture by Healthtrust, LifePoint and the Trustee and the execution and delivery of the LifePoint Assumption Agreement to the Registration Rights Agreement by Healthtrust and LifePoint, Healthtrust will be fully, unconditionally and irrevocably released from all obligations hereunder. Upon the execution and delivery of the Second Supplemental Indenture by the parties thereto, LifePoint Hospitals Holdings, Inc., a Delaware corporation ("Holdings"), will become the obligor under this Note. Upon the America Group assets being validly transferred to Holdings, the execution and delivery of the Second Supplemental Indenture by LifePoint, Holdings and the Trustee and the execution and delivery of the Holdings Assumption Agreement to the Registration Rights Agreement by LifePoint, and Holdings, LifePoint will be fully, unconditionally and irrevocably released from all obligations hereunder. For purposes of this Note, the "Company" shall refer to any of Healthtrust or LifePoint or Holdings, depending on which such company is then the obligor under this Note.

1.             Interest. The Company promises to pay interest on the principal
               --------
amount of this Note at 10 3/4% per annum from May 11, 1999 until maturity and shall pay the Additional Interest payable pursuant to Section 2.5 of the Registration Rights Agreement referred to below. Holdings will pay interest and Additional Interest semi-annually on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be November 15, 1999. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand to the extent lawful at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any

Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.             Method of Payment. The Company will pay interest on the Notes
               -----------------
(except defaulted interest) and Additional Interest to the Persons who are registered Holders of Notes at the close of business on the May 1 or November 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Principal, premium, if any, and interest and Additional Interest on the Notes will be payable at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest and Additional Interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose. The Notes will be issued in denominations of $1,000 and integral multiples thereof. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.             Paying Agent and Registrar. Initially, Citibank N.A., the Trustee
               --------------------------
under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4.             Indenture and Subordination. The Company issued the Notes under
               ---------------------------
an Indenture dated as of May 11, 1999 (as amended, the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb) (the "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The payment of the Notes will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full in cash of all Senior Indebtedness.

5.             Optional Redemption. Except as set forth in the following
               -------------------
paragraph, Holdings shall not have the option to redeem prior to May 15, 2004. On or after May 15, 2004, the Notes will be subject to redemption at any time at the option of Holdings, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, and Additional Interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning May 15 of the years indicated below (subject to the right of Holders of record on relevant record dates to receive interest due on an Interest Payment Date):

          Year                                    Percentage
          ----                                    ----------
          2004                                     105.375%
          2005                                     103.583%
          2006                                     101.792%
          2007 and thereafter                      100.000%

          Notwithstanding the foregoing, at any time on or prior to May 15, 2002, Holdings may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes originally issued under the Indenture within 60 days of one or more Qualified Equity Offerings with the net proceeds of such offering at a redemption price of 110.75% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest thereon, if any, to the redemption date (subject to the right of Holders of record on relevant record dates to receive interest due on an Interest Payment Date); provided that, after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the Notes plus 65% of the aggregate principal amount of any Notes issued pursuant to a supplemental indenture remains outstanding (excluding Notes held by Holdings and its Subsidiaries).

1.             Mandatory Redemption.  (a) Except as set forth in clause (b) and
               --------------------
Paragraph 8, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

2. (b) The Notes will be redeemed by the Company, in whole but not in part, on the date that is five Business Days following the date the Notes are originally issued, at a redemption price of 101% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, if (i) the Spin-Off Transactions have not been consummated and (ii) Holdings has not executed and delivered a supplemental indenture assuming all the debt issued under the Indenture, in each case, by the date that is five Business Days following the date the Notes are originally issued. Notice of the mandatory redemption will be mailed to each Holder of the Notes not less than one Business Day prior to the redemption date. Such notice shall identify the Notes to be redeemed (including "CUSIP" number(s)) and state (i) the redemption date, (ii) the redemption price, (iii) the name and address of the Paying Agent, (iv) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price, (v) that, unless the Company defaults in making such redemption payment, interest on the

Notes shall cease to accrue on and after the redemption date and (vi) the paragraph of the Notes pursuant to which the Notes are to be redeemed.

3.             Repurchase at Option of Holder.  (a) If a Change in Control shall
               ------------------------------
occur at any time, then each Holder of Notes will have the right to require that Holdings purchase such Holder's Notes, in whole or in part in integral multiples of $1,000, at a purchase price (the "Change in Control Purchase Price") in cash in an amount ("Change in Control Payment") equal to 101% of the principal amount thereof, plus accrued interest, if any, to the date of purchase (the "Change in Control Purchase Date"), pursuant to the offer described below (the "Change in Control Offer") and the other procedures set forth below.

4. Within 30 days following any Change in Control, Holdings shall notify the Trustee thereof and give written notice of such Change in Control to each Holder of Notes by first-class mail, postage prepaid, at the address of such Holder appearing in the security register, describing the transaction or transactions that constitute the Change in Control and stating, among other things, (i) the Change in Control Purchase Price and the Change in Control Purchase Date, which shall be a Business Day no earlier than 30 days nor more than 60 days from the case such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act or any applicable securities laws or regulations; (ii) that any Note not tendered will continue to accrue interest; (iii) that, unless Holdings defaults in the payment of the Change in Control Purchase Price, any Notes accepted for payment pursuant to the Change in Control Offer shall cease to accrue interest after the Change in Control Purchase Date; and (iv) certain procedures that a Holder of Notes must follow to accept a Change in Control Offer or to withdraw such acceptance.

5. (b) When the aggregate amount of Excess Proceeds exceeds $7,500,000, Holdings shall, within 30 Business Days, make an offer to purchase (an "Excess Proceeds Offer") from all Holders of Notes, on a pro rata basis, in accordance with the procedures set forth below, the maximum principal amount (expressed as an integral multiple of $1,000) of Notes that may be purchased with the Excess Proceeds. The offer price as to each Note shall be payable in cash in an amount equal to 100% of the principal amount of such Note plus accrued interest, if any, to the date such Excess Proceeds Offer is consummated ("Excess Proceeds Payment"). To the extent that the aggregate principal amount of Notes tendered pursuant to an Excess Proceeds Offer is less than the Excess Proceeds, Holdings may use such deficiency for any lawful purposes not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes validly tendered and not withdrawn by Holders thereof exceeds the Excess Proceeds, Notes to be purchased will be selected on a pro rata basis. Notwithstanding the foregoing, if Holdings is required to commence an Excess Proceeds Offer at any time when securities of Holdings ranking pari passu in right of payment with the Notes are outstanding and the terms of such securities provide that a similar offer must be made with respect to such other securities, then the Excess Proceeds Offer for the Notes shall be made concurrently with such other offers and securities of each issue will be accepted on a pro rata basis in proportion to the aggregate principal amount of securities of each issue which the holders thereof elect to have purchased. Any Excess Proceeds Offer will be made only to the extent permitted under, and subject to prior compliance with, the terms of agreements governing Senior Indebtedness. Upon completion of such Excess Proceeds Offer, the amount of Excess Proceeds shall be reset to zero.

6. Upon the commencement of an Excess Proceeds Offer, Holdings shall send, by first class mail, a notice to the Trustee and to each Holder at its registered address. The notice shall contain all instructions and materials necessary to enable such Holder to tender Notes pursuant to the Excess Proceeds Offer. Any Excess Proceeds Offer shall be made to all Holders. The notice, which shall govern the terms of the Excess Proceeds Offer, shall state: (i) that the Excess Proceeds Offer is being made pursuant to Section 4.10 of the Indenture;
(ii) the Excess Proceeds Offer amount, the Excess Proceeds Payment and the date on which Notes tendered and accepted for payment shall be purchased, which date shall be at least 30 days and no later than 60 days from the date such notice is mailed (the "Excess Proceeds Payment Date"); (iii) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest; (iv) that, unless Holdings defaults in making such payment, any Note accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrete or accrue interest after the Excess Proceeds Payment Date; (v) that Holders electing to have a Note purchased pursuant to the Excess Proceeds Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased; (vi) that Holders electing to have a Note purchased pursuant to any Excess Proceeds Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to Holdings, a depositary, if appointed by Holdings, or the Paying Agent at the address specified in the notice at least three days before the Excess Proceeds Payment Date; (vii) that Holders shall be entitled to withdraw their election if Holdings, the depositary or the Paying Agent, as the case may be, receives, not later than the Excess Proceeds Payment Date, a notice setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; (viii) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Excess Proceeds Offer amount, Holdings shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by Holdings so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and (ix) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

7.             Notice of Optional Redemption.  Notice of redemption pursuant to
               -----------------------------
Paragraph 6 of this Note will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. Notes in denominations larger than $1,000 may be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

8.             Denominations, Transfer, Exchange. The Notes are in registered
               ---------------------------------
form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company or the Registrar is not required to transfer or exchange any Note selected for redemption. Also, the Company or the Registrar is not required to transfer or exchange any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.

9.             Persons Deemed Owners. The registered Holder of a Note may be
               ---------------------
treated as its owner for all purposes.

10.            Amendment, Supplement and Waiver. Subject to certain exceptions,
               --------------------------------
the Indenture, the Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes: (i) to evidence the succession of another Person to the Company, a Guarantor or any other obligor on the Notes, and the assumption by any such successor of the covenants of the Company or such obligor or Guarantor in the Indenture and in the Notes and in any Note Guarantee in accordance with Article 5 of the Indenture; (ii) to add to the covenants of the Company, any Guarantor or any other obligor upon the Notes for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company or any other obligor upon the Notes, as applicable, in the Indenture, in the Notes or in any Note Guarantee; (iii) to cure any ambiguity, or to correct or supplement any provision in the Indenture, the Notes or any Note Guarantee which may be defective or inconsistent with any other provision in the Indenture, the Notes or any Note Guarantee or make any other provisions with respect to matters or questions arising under the Indenture, the Notes or any Note Guarantee; provided that, in each case, such provisions shall not adversely affect the interest of the Holders of the Notes; (iv) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA; (v) to add a Guarantor under the Indenture; (vi) to evidence and provide the acceptance of the appointment of a successor Trustee under the Indenture; (vii) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders of the Notes as additional security for the payment and performance of the Company's and any Guarantor's obligations under the Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security is required to be granted to the Trustee pursuant to the Indenture or otherwise; or (viii) to execute the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture.

11.            Defaults and Remedies. Each of the following is an "Event of
               ---------------------
Default": (i) default in the payment of any interest on any Note when it becomes due and payable and continuance of such default for a period of 30 days; (ii) default in the payment of the principal of, premium, if any, or Additional Interest, if any, on any Note at its Maturity (upon acceleration, optional redemption, mandatory redemption, required purchase or otherwise); (iii) default in the performance, or breach, of the provisions described in Section 5.1 of the Indenture, the failure to make or consummate a Change in Control Offer in accordance with the provisions of Section 4.15 of the Indenture or the failure to make or consummate an Excess Proceeds Offer in accordance with the provisions of Section 4.10 of the Indenture; (iv) default in the performance, or breach, of any covenant or warranty of Holdings or any Guarantor contained in the Indenture or any Note Guarantee (other than a default in the performance, or breach, of a covenant or warranty which is specifically dealt with in clauses (i), (ii) or
(iii) above) and continuance of such default or breach for a period of 30 days after written notice shall have been given to Holdings by the Trustee or to Holdings and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding; (v) (A) one or more defaults in the payment of principal of or premium, if any, on Indebtedness of Holdings or any Restricted Subsidiary aggregating $10,000,000 or more, when the same becomes due and payable at the Stated Maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived or (B) Indebtedness of Holdings or any Restricted Subsidiary aggregating $10,000,000 or more shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled required prepayment) prior to the Stated Maturity thereof; (vii) one or more final, non-appealable judgments or orders shall be rendered against Holdings or any Restricted Subsidiary for the payment of money, either individually or in an aggregate amount, in excess of $10,000,000 (net of any amounts that are fully covered by insurance) and shall not be discharged and there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, was not in effect; (viii) any Note Guarantee of a Material Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Material Subsidiary ceases to be in full force and effect or is declared null and void or any Material Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Material Subsidiary denies that it has any further liability under any Note Guarantee, or gives notice to such effect (other than by reason of the termination of the Indenture or the release of any such Note Guarantee in accordance with the Indenture); (ix) Holdings or any Material Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Material Subsidiary pursuant to or within the meaning of Bankruptcy Law: (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a custodian of it or for all or substantially all of its property, (D) makes a general assignment for the benefit of its creditors, or
(E) shall admit in writing its inability to pay debts generally; or (x) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against Holdings or any Material Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Material Subsidiary in an involuntary case; (B) appoints a custodian of Holdings or any Material Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Material Subsidiary or for all or substantially all of the property of Holdings or any Material Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Material Subsidiary; or
(C) orders the liquidation of Holdings or any Material Subsidiary, or group of Restricted Subsidiaries that, taken together, would constitute a Material Subsidiary; and the order or decree remains unstayed and in effect for 60 consecutive days.

12. If an Event of Default (other than as specified in clauses (ix) or (x) above) shall, occur and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding, by written notice to Holdings, may, and the Trustee, upon the written request of such Holders, shall declare the principal of, premium, if any, and accrued interest on all of the outstanding Notes immediately due and payable. Upon any such declaration all such amounts payable in respect of the Notes shall become immediately due and payable. If an Event of Default specified in paragraphs (ix) or (x) above occurs and is continuing, then the principal of, premium, if any, Additional Interest, if any, and accrued interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Notes.

13. At any time after a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to Holdings and the Trustee, may rescind such declaration and its consequences if (a) Holdings has paid or deposited with the Trustee a sum sufficient to pay (i) all overdue interest and Additional Interest, if any, on all outstanding Notes, (ii) all unpaid principal of and premium, if any, on any outstanding Notes that has become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes, (iii) to the extent that payment of such interest is lawful, interest upon overdue interest, Additional Interest, if any, and overdue principal at the rate borne by the Notes, (iv) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and (b) all Events of Default, other than the non-payment of amounts of principal of, premium, if any, Additional Interest, if any, or interest on the Notes that has become due solely by such declaration of acceleration, have been cured or waived. No such rescission shall affect any subsequent default or impair any right consequent thereon.

14. If an Event of Default occurs and is continuing, the Trustee may, subject to Article 10 of the Indenture, pursue any available remedy to collect the payment of principal, premium, if any, Additional Interest, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or the Indenture.

15. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

16.            Trustee Dealings with Holdings. The Trustee, in its individual or
               ------------------------------
any other capacity, may make loans to, accept deposits from, and perform services for Holdings or its Affiliates, and may otherwise deal with Holdings or its Affiliates, as if it were not the Trustee; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

17.            No Recourse Against Others. A director, officer, employee,
               --------------------------
incorporator or stockholder, of the Company or any Guarantor, as such, shall not have any liability for any obligations of the Company or any Guarantor under the Notes, the Indenture, the Note Guarantees, the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

18.            Guarantees. Assuming certain conditions described in the
               ----------
Indenture have been satisfied, this Note will be entitled to the benefits of certain Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

19.            Authentication. This Note shall not be valid or obligatory until
               --------------
authenticated by the manual signature of the Trustee or an authenticating agent.

20.            Abbreviations. Customary abbreviations may be used in the name of
               -------------
a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

21.            Additional Rights of Holders of Notes. In addition to the rights
               -------------------------------------
provided to Holders of Notes under the Indenture, Holders of Notes shall have all the rights set forth in the Registration Rights Agreement dated as of the date of the Indenture, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

22.            CUSIP Numbers. Pursuant to a recommendation promulgated by the
               -------------
Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

23.            Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL
               -------------
GOVERN AND BE USED TO CONSTRUE THIS NOTE.

24. Holdings will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to: LifePoint Hospitals Holdings, Inc., 4525 Harding Road, Suite 300, Nashville, Tennessee 37205, Telecopier No.: (615) 344-6276,
Attention: Chief Financial Officer.

                                ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


                 (Insert assignee's soc. sec. or tax I.D. no.)






          (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of Holdings. The agent may substitute another to act for him.



Date:  ____________________


                                Your Signature:________________
                                (Sign exactly as your name appears on the Note)


SIGNATURE GUARANTEE




Participant in a Recognized Signature
Guarantee Medallion Program

                      OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by Holdings pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:

          Section 4.10                   Section 4.15


          If you want to elect to have only part of the Note purchased by Holdings pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $_______________________________



Date:                                    Your Signature:
                               (Sign exactly as your name appears on the Note)

                               Tax Identification No: _________________________

SIGNATURE GUARANTEE



Participant in a Recognized Signature
Guarantee Medallion Program

            SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE/1/


          The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                 Principal Amount
     Date of             Amount of           Amount of               of this            Signature of
     Exchange           decrease in         increase in           Global Note            authorized
     --------            Principal          Principal            following such        signatory of
                         Amount of           Amount of            decrease (or           Trustee or
                     this Global Note    this Global Note          increase)             Custodian
                     ----------------    ----------------          ---------             ---------





____________________________

     /1./ This should be included only if the Note is issued in global form.